                                                          CSXT Form 3014-Sheet 1
                                                          Rev. June 1990
                                                          RE-
                                                          GLM/blj

                                   LAND LEASE

     THIS LEASE, Made as of first day of January, 1993, between CSX TRANSPORTATION, INC., a Virginia corporation, whose mailing address is 500 Water Street, Jacksonville, Florida 32202, hereinafter referred to as Lessor, and AMERICAN MICRO-MED CORPORATION, whose address is 1040 Wabash Avenue, Chesterton, Indiana 46304, hereinafter (whether one or more) referred to as Lessee:

     WITNESSETH: That, for and in consideration of the rents hereinafter agreed to be paid by Lessee, and of the covenants and agreements herein to be kept and performed by Lessee, Lessor hereby demises and leases unto Lessee solely for the purpose herein expressed, certain vacant and/or unimproved land, owned by Lessor, referred to hereinafter as "the Premises", located at Chesterton, Porter County, Indiana, as shown on Lessor's Drawing numbered A-930911 (dated 9/11/93), attached hereto and hereby made a part hereof, and described as follows:

     Being a rectangular shaped parcel of land situated east of Waverly Road, south of Lessor's railroad tracks. Said parcel has approximate dimensions of 25 feet by 110 feet, containing approximately 2,750 square feet of land as highlighted in yellow on attached Drawing.

1.   USE:

     1.1 Lessee shall use and occupy the Premises solely for the purpose of employee parking and for no other purpose(s).

     1.2 The Premises shall not be used for a scrap or junk yard, the burning of refuse, deposit of debris, garbage, sewage, or waste of any kind, or for any other unsanitary or unhealthful purposes of any kind or nature, or any other use contrary to any laws or regulations.

     1.3 No portion of the Premises may be used for the transportation, treatment, storage or disposal of hazardous materials, hazardous substances or hazardous waste, as classified under RCRA (Title 42 U.S. Code, Sections 6901, et al.), CERCLA (Title 42 U.S. Code, Sections 9601-9657, et al.) or SARA (Title 42 U.S. Code, Sections 9601(35), et al.), or for any other use or purpose requiring a federal or state environmental permit.

2.   RENTS:

     2.1 Lessee shall yield and pay to Lessor:

          [ ] (A) as Base Rental the sum of THREE HUNDRED SIXTY FIVE U.S. Dollars ($365.00) per year, payable in advance annually from the effective date hereof, plus any applicable sales or rental tax thereon. Said Base Rental shall be payable via Corporate Trade Payment, whereby Lessor initiates, and Lessee accepts, an electronic debit, directly to Lessee's bank account, as specified in the attached Exhibit "B" (Electronic Funds Transfer Authorization Agreement); or

          [X] (B) as Base Rental the sum of THREE HUNDRED SIXTY FIVE U.S.

                                                          CSXT Form 3014-Sheet 2
                                                          Rev. June 1990

     Dollars ($365.00) per year , payable in advance annually from the effective date hereof, plus any applicable sales or rental tax thereon.

     2.2 The payment by Lessee of any sum(s) in advance shall not create an irrevocable Lease for the period for which the same is/are paid. Lessor reserves the right to periodically adjust the base rent herein any time after the expiration of twelve (12) months, by giving notice of such adjustment to Lessee at least sixty (60) days prior to the effective date of such adjustment. Occupation of the Premises by Lessee after such effective date shall be at such adjusted base rent. Base rent may be similarly adjusted annually or periodically thereafter.

     2.3 Failure of Lessee to receive any bill for periodic rent, or receipt of a bill in an incorrect or unadjusted rent, shall neither override the Lease terms nor excuse or release Lessee from liability or responsibility for the correct contract rent. Limitation on collection for any erroneous billings or payments shall be three (3) years from the termination of this Lease.

     2.4 In the event any street, sidewalk paving, or other municipal or public improvements are made on or adjacent to the Premises during this Lease ("special benefits"), Lessee shall pay further additional rent equivalent to twelve and one-half percent (12.5%) per annum of the cost of such special benefits.

     2.5 In the event this Lease is terminated by notice of either party (other than for breach or cause), Lessor shall refund to Lessee the proration of any prepaid base rental plus any taxes paid in advance; PROVIDED, however, such refund shall not be made when the cumulative total involved is less than One Hundred Dollars ($100.00).

3.   TAXES ON LESSEE'S PROPERTY:

     3.1 Lessee shall pay the full amount of any and all taxes - State, County, Municipal and Special - levied or assessed on account of any improvements or personal property placed on the Premises by Lessee or predecessor Lessees, and any penalties in connection therewith due to acts or omissions of Lessee. All necessary payment, listing and other duties in connection with the taxation of said improvements and personal property shall be performed by Lessee.

     3.2 If taxes on said personal property or improvements are levied against and paid by Lessor, Lessee shall reimburse Lessor for the full amount thereof as additional rental within thirty (30) days after presentation of bill(s) from Lessor therefor.

4.   TERM:

     4.1 This Lease shall become effective the date first written above, and shall continue in effect unless and until terminated by thirty (30) days' written notice by registered or certified mail from either party hereto to the other.

     4.2 Either party may terminate this Lease by giving such notice, without cause and regardless of performance or nonperformance of any covenants or agreements contained herein and regardless of rental having been paid in advance for any period, and without any loss or damage to either party as a result of such termination or cancellation.

                                                          CSXT Form 3014-Sheet 3
                                                          Rev. June 1990

5.   APPROVAL OF PLANS; MAINTENANCE, REPAIRS:

     5.1 Lessee shall not make, or permit to be made, any building, structure, improvements or alterations on or to the Premises without the prior written approval ant consent of Lessor. Lessee shall provide Lessor with detailed plans and specifications for any such structure(s), etc., for such approval and consent.

     5.2 Lessee shall not create or permit any nuisance in, on or about the Premises. Lessee shall maintain the Premises in a neat and clean condition (including proper mowing when applicable). Buildings and other structures of Lessee erected on the Premises shall also be maintained by Lessee to the satisfaction of Lessor.

     5.3 All work by Lessee or Lessee's contractor(s) pursuant to this Lease shall be performed in good and workmanlike manner and in compliance with all applicable code provisions.

     5.4 All consents or approvals of Lessor to construction, alteration or clearance plans, or standards of satisfaction of Lessor, required hereunder, shall be secured from Lessor's Chief Engineer-Design & Construction at the address above, or said Chief Engineer's designated representative, unless otherwise provided herein or by separate notice.

     5.5 All other notices or written proofs, advice, etc. required hereunder to be given to Lessor shall be addressed to Lessor at the address above, c/o Administrative Services Department (Contract Administration), unless otherwise provided herein or by separate notice.

     5.6 Neither the approval by Lessor of any improvements or installations made by Lessee or Lessee's contractors, nor the failure of Lessor to object to any work done, any material used, or the method of construction or installation, shall be construed as an admission of responsibility by Lessor or as a waiver of any of Lessee's obligations under this Lease.

6.   TRACK CLEARANCE:

     6.1 Lessee shall not erect or place or allow to be erected or placed any buildings, structures, fixtures or obstructions of any kind (including parked vehicles), either temporary or permanent, on or over the Premises, within eighteen feet (18') horizontally of the centerline of nearest track over which Lessor operates, or less than twenty-two feet (22') above the top of rail of any track for the full width of said horizontal clearance, unless a lesser clearance is provided for on said attached plan or the written consent of Lessor shall hereafter be obtained. Nothing herein shall be construed to permit any clearance less than the minimum required by any applicable law or regulation.

     6.2 All structures erected over any of such tracks shall be built and maintained in a manner satisfactory to Lessor. All wires suspended over any tracks shall be placed and maintained only at the elevations and in accordance with the standards prescribed by the National Electric Safety Code (NESC).

     6.3 Lessee shall not temporarily block any sight view area of any rail/road crossing on the Premises, by parking or allowing parking of motor

                                                          CSXT Form 3014-Sheet 4
                                                          Rev June 1990

vehicles or any other means, or erect any permanent structure(s) thereon nor allow any landscaping/vegetation to block said sight view.

7.   PERMITS, ORDINANCES, REGULATIONS, ETC.:

     7.1 Lessee, at Lessee's sole cost and expense, shall secure all necessary permits (including but not limited to zoning, building, construction, health, safety or environmental matters), letters or certificates of approval. Lessee expressly agrees and warrants that it shall conform and limit its activities to the terms of such permit(s), approval(s) and authorization(s), and shall comply with all applicable ordinances, rules, regulations, requirements and laws of any governmental authority (State, Federal or Local) having jurisdiction over the Premises or Lessee's use thereof.

     7.2 Lessee assumes all liability for failure to so comply or to secure necessary permits and shall further defend, indemnify and hold Lessor harmless from any violation, any penalty, levy, fine, assessment or charge, however denominated, and all costs of defense of or of compliance with any citation, summons, order or violation notice(s) including any such citation, order, etc. issued after termination of this Lease for any act, omission or event occurring during the Lease term.

     7.3 Lessee shall provide Lessor with copies of any permits or authorizations Lessee obtains in compliance with any laws, ordinances, codes or regulations applicable to the prevention or control of discharge of pollutants or contaminants into environment (land, water or air) in connection with Lessee's use of the Premises. Lessee shall also promptly provide Lessor with a copy of any notice(s) served upon Lessee from/by any governmental authority claiming violations of any such law, ordinance, code or regulation, or requiring or calling attention to the need for any work, construction, alteration or installation on or in connection with the Premises in order to comply with any such law, ordinance, code or regulation.

8.   DRAINAGE:

     8.1 Lessee shall construct and maintain, in accordance with all applicable statutes, ordinances, building codes, subdivision covenants and restrictions, an adequate drainage system on the Premises or other lands of Lessee, diverting all roof, stream, or other surface drainage water from the Premises to the nearest public (or non-Lessor owned) drainage or storm sewer system, in order to prevent the discharging of such waters upon adjacent lands, right-of-way and facilities of Lessor.

     8.2 If the Premises or any portion thereof is part of Lessor's railroad corridor or right-of-way, Lessee, during the continuance of this Lease, shall maintain any segment of Lessor's railroad drainage ditch located within the limits of Premises. Alternatively, Lessee shall install and maintain the drainage structures shown on attached print to encase said drainage facility. All such installation and maintenance shall be at Lessee's sole cost and expense and in a manner satisfactory to Lessor's Chief Engineer-Design & Construction. Lessee may fill in and utilize the land over said installed drainage structures. Upon termination of this Lease, if required by Lessor, Lessee shall remove said drainage structures and restore original open ditch in a manner satisfactory to said Chief Engineer.

                                                          CSXT Form 3014-Sheet 5
                                                          Rev. June 1990

9.   SERVICES, UTILITIES:

     9.1 Lessor will be under no obligation to furnish the Premises with water, gas, sewage, electricity, heat, or other utility services and supplies that may be necessary or desirable in connection with Lessee's use and occupancy of the Premises. Lessee shall contract directly with any utility company for such services and supplies, and Lessee shall pay for the same directly, and shall defend, indemnify and hold Lessor harmless from such costs or expenses, and shall reimburse Lessor as additional rent any costs of or charges for such utilities paid by Lessor.

     9.2 Except as provided in Article 11, Lessee shall not use, for utility lines or otherwise, any property of Lessor other than the Premises without first obtaining Lessor's prior written consent and complying with all requirements of Lessor applicable thereto.

10.  PIPE AND WIRE LINES:

     10.1 Lessor reserves the right at all times to maintain existing and/or to construct new, and to permit others to maintain and/or construct, overhead and/or underground pipe and/or wirelines upon or across the Premises, and to use, repair, renew and remove the same.

     10.2 However, Lessee shall be responsible for verification of location of all utilities and for coordination of any construction or excavation by Lessee with the owner of such pipe or wireline(s).

     10.3 Any pipeline and/or wirelines of Lessee crossing under/over tracks or right-of-way of Lessor must be covered separately by Lessor's standard wireline and/or pipeline agreement(s).

11.  ADJACENT AREA USAGE:

     11.1 Lessee shall have the right to use, in common with Lessor and others authorized by Lessor, existing driveway(s) or walkway(s) or other property designated by Lessor as means of ingress to and egress from the Premises. Lessor shall have the right at any time to restrict the use of the adjoining premises by Lessee to that of ingress and egress, and Lessee shall immediately cease any other use of Lessor's adjoining premises inconsistent with ingress and egress.

     11.2 Any road crossing of Lessor's track(s) or right-of-way necessary or desired for access to/from the Premises must be covered by separate Private Road Crossing Agreement.

     11.3 Lessor may also designate in writing other areas for temporary use by Lessee for access, parking, storage, loading or unloading of materials and supplies.

12.  CLAIM OF TITLE:

     12.1 Lessee shall not at any time own or claim any right, title or interest in or to the Premises, nor shall the exercise of this Lease for any length of time give rise to any right, title or interest in or to the Premises, other than the leasehold herein created.

                                                          CSXT Form 3014-Sheet 6
                                                          Rev June 1990

13.  LIENS:

     13.1 Lessee is specifically denied the right, authority or power to create a lien upon the Premises or any title, interest or portion thereof under any state Mechanic's Lien Law or otherwise, and shall so specify in all contracts let by Lessee for any construction, erection, installation, alteration, maintenance or repair of any building or other improvement on the Premises.

     13.2 Lessee shall pay all debts incurred to, and shall satisfy all liens of contractors, subcontractors, mechanics, laborers and material suppliers arising from any construction, alteration, maintenance and/or repair on and to the Premises and any improvements thereon, whether by or at the direction of Lessee, and shall indemnify, defend and hold Lessor harmless against all legal costs and charges, including reasonable counsel fees, in any suit involving any lien, the enforcement or removal thereof, or encumbrance caused by the same, with respect to the Premises or any part thereof.

14.  TERMINATION, REMOVAL, COSTS:

     14.1 Upon termination of this Lease, by expiration of term or any reason, Lessee shall vacate said Premises and remove therefrom all buildings, structures, other improvements and contents thereof, placed thereon by Lessee or which were located thereon as of the first day of this Lease (other than buildings, structures, tracks, other track materials, rail facilities and/or improvements designated by Lessor as owned by Lessor), all at Lessee's sole risk, cost and expense. Lessee shall clear all debris resulting from such removal and shall clear and restore said Premises to a condition satisfactory to Chief Engineer - Design & Construction of Lessor. Such removal shall include the removal of all structures and facilities (whether on the surface or underground) to ground level, and the filling of all excavations and holes, which shall be tamped, compacted and graded uniformly.

     14.2 Such vacation and removal shall be completed by Lessee within the time specified in any notice of termination or at the latest within fifteen (15) days after the termination or expiration of said Lease.

     14.3 Upon failure of Lessee to effect such removal, all buildings, structures or improvements and contents thereof may, at the option of Lessor, be considered and treated as having been abandoned by Lessee, and upon the written exercise of such option by Lessor, the ownership of same shall be considered surrendered to Lessor.

     14.4 Upon failure of Lessee to completely remove all such buildings, structures, other improvements or contents thereof, ownership of which, under the above option, did not pass to Lessor, and upon Lessee's failure to restore said Premises to a condition satisfactory to said Chief Engineer, as provided herein, Lessor may remove all buildings, structures or improvements, and contents and debris, and restore said Premises to the condition aforesaid, at the sole risk, cost and expense of Lessee, which cost and expense Lessee hereby agrees to pay to Lessor on demand.

     14.5 At the sole option of Lessor, at or after termination, Lessor may obtain, at Lessee's cost, the services of an independent, qualified consultant and state-approved laboratory to sample and test any visibly-contaminated area

                                                          CSXT Form 3014-Sheet 7
                                                          Rev. June 1990

of the Premises to insure that the Premises are returned to Lessor reasonably free from pollution-induced conditions. However, failure by Lessor to sample and/or test shall not be construed as a waiver of any claim established by law, or of any other provision or condition of this Lease.

15.  RISK, LIABILITY, INDEMNITY:

     15.1 Lessee hereby assumes, and releases and waives any right to ask for or demand damages for or on account of, ant agrees to protect, save harmless, defend and indemnify Lessor from and against all claims and liability for:

          (A) All loss and damage to any property whatsoever, including property of Lessee, property of Lessor and of all other persons whomsoever, placed or stored upon the Premises and upon any temporary usage area provided under Article 11, and the loss of or interference with any use or service thereof;

          (B) All loss and damage on account of injury to or death of any person whomsoever, including but not limited to employees and patrons of the parties hereto and all other persons whomsoever on the Premises and upon said temporary usage area(s);

          (C) All consequential loss or damage occurring off the Premises but arising from acts or events on the Premises; and

          (D) All costs and expense thereof (including reasonable attorneys' fees and court costs);

     caused by, arising out of or resulting in any manner from the condition, existence, use or occupancy of the Premises and any adjoining lands used by Lessee, regardless of cause and whether caused by, arising out of or resulting from any fault, failure or negligence of Lessor or otherwise.

     15.2 Notwithstanding any other provision herein, Lessee agrees to defend, indemnify and hold Lessor harmless from all claims, costs and expenses (including reasonable attorneys' fees) as a consequence of any incident resulting in the pollution of air, water, land and/or ground water arising from or in connection with this Lease or Lessee's use of the Premises or property adjacent to the Premises, including any claim or liability arising under federal or state law dealing with the pollution of air, water, land and/or ground water or the remedy thereof or from Lessee's failure to secure and comply with permits required under Article 7 hereof.

16.  LESSOR:

     16.1 The term "Lessor" shall include any other company or companies whose property at the aforesaid location may be leased or operated by Lessor.

     16.2 All obligations of Lessee under this Lease to release, defend, indemnify and hold Lessor harmless shall also extend to officers, agents and employees of Lessor, and to companies and other legal entities that control, are controlled by, are subsidiaries of, or are affiliated with, Lessor, and the respective officers, agents and employees of such companies or entities.

                                                          CSXT Form 3014-Sheet 8
                                                          Rev June 1990

17.  INSURANCE; LIABILITY, CONTRACT, ETC.:

     17.1 Prior to commencement of occupation or use of the Premises for the permitted use, Lessee shall procure, and shall also maintain during continuance of this Lease, at its sole cost and expense, a policy of Public Liability Insurance or Commercial Liability Insurance, naming Lessee as insured and Lessor as additional insured, covering liability under this Lease. Coverage of not less than THREE MILLION U.S. DOLLARS ($3,000,000.00) Combined Single Limit per occurrence for bodily injury and property damage is recommended as a prudent minimum to protect Lessee's assumed obligations hereunder. If said policy does not automatically cover Lessee's contractual liability under this Lease, a specific endorsement adding such coverage shall be purchased by Lessee. If said policy is written on a "claims made" basis instead of an "occurrence" basis, Lessee shall arrange for adequate time for reporting losses. Failure to do so shall be at Lessee's sole risk.

     17.2 If Lessee contracts for new construction or structural alterations to the Premises, Lessee shall provide or shall cause its contractor to provide, prior to commencement of any construction activity, and maintain during the period of construction and all related activities, at no cost to Lessor, a policy of Owner's Protective Liability Insurance designating Lessor as insured, with a limit of not less than TWO MILLION U.S. DOLLARS ($2,000,000.00) Combined Single Limit per occurrence for all bodily injury and property damage liability. If the construction or alterations involve an exposure to train operations on tracks of Lessor, the insurance shall be written on the ISO/RIMA Form (ISO Form CG-00-35, or current) of Railroad Protective Insurance, with Pollution Exclusion Amendment (ISO Endorsement No. CG-28-31), having a limit of not less than TWO MILLION U.S. DOLLARS ($2,000,000.00) Combined Single Limit per occurrence for bodily injury and property damage and at least a SIX MILLION U.S. DOLLARS ($6,000,000.00) aggregate limit during each annual policy period. The original protective liability policy shall be submitted to and approved by Lessor's Director-Casualty Insurance, at the address above, prior to commencement of the construction or alterations.

     17.3 Lessor may at any time request evidence of insurance purchased by Lessee to meet requirements of this Article, and may demand that Lessee purchase insurance deemed adequate by Lessor, but not to exceed the limits of this Article. Failure of Lessee to comply within thirty (30) days of Lessor's demand shall be a default subject to termination provisions of Article 14. Furnishing of insurance by Lessee shall not limit Lessee's liability under this Lease but shall be additional security therefor.

18.  BREACH WAIVER:

     18.1 No waiver by Lessor of any breach of any covenant, condition or agreement herein contained shall operate as a permanent waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No endorsement or statement on any check or letter accompanying a check for payment of rent shall be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. No payment by Lessee or receipt by Lessor of a lesser amount than the installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent.

                                                          CSXT Form 3014-Sheet 9
                                                          Rev. June 1990

     18.2 If Lessor shall institute collection or litigation proceedings, and a compromise or settlement thereof shall be made, the same shall not constitute a permanent or general waiver of any covenant herein contained nor of any of Lessor's rights hereunder unless so expressed in writing by Lessor. No re-entry by Lessor after a breach shall be considered an acceptance of a surrender of this Lease, unless so expressed by Lessor in writing.

19.  SUCCESSORS AND ASSIGNS; LIMITS ON TRANSFER, SUBLEASE OR ASSIGNMENT:

     19.1 Except as hereinafter provided, the terms, covenants and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of Lessor and the successors and assigns (or heirs, legal representatives or assigns) of Lessee.

     19.2 However, Lessee shall not transfer, assign, encumber or sublet this Lease or any part of the Premises or any rights and privileges herein granted except to a subsidiary, parent or common controlled affiliate. This covenant shall also apply whether such sale or transfer is made voluntarily by Lessee or involuntarily in any proceeding at law or in equity to which Lessor may be a party, whereby any of the rights, duties and obligations of Lessee may be sold, transferred, conveyed, encumbered, abrogated or in any manner altered without the prior notice to and consent of Lessor, which consent shall not be unreasonably withheld.

     19.3 Lessee shall not suffer or permit any other person or corporation to use any part of the Premises except with the separate written consent of Lessor.

     19.4 In the event of any unauthorized sale, transfer, assignment, sublease or encumbrance of this Lease, or any of the rights and privileges hereunder, or use of the Premises, Lessor, at its option, may terminate this Lease at any time within six (6) months after such sale, assignments, etc., by giving Lessee or any such assignee written notice of such termination, and Lessor may thereupon immediately enter and retake possession of the Premises. Consent of Lessor shall be presumed to such assignment, etc., if no such termination notice is given.

20.  MISCELLANEOUS:

     20.1 This Lease is executed by all parties under current interpretation of any and all applicable Federal, State, County, Municipal, or other local statute, ordinance, or law. Further, each and every separate division (paragraph, clause, item, term, condition, covenant or agreement) herein contained shall have independent and severable status from each other separate division, or combination thereof, for the determination of legality, so that if any separate division herein is determined to be unconstitutional, illegal, violative of trade or commerce, in contravention of public policy, void, voidable, invalid or unenforceable for any reason, that separate division shall be treated as nullity, but such holding or determination shall have no effect upon the validity or enforceability of each and every other separate division contained, or any other combination thereof.

     20.2 In the event this Agreement is part of a package of agreements for Lessee, this Agreement and all other such documents shall be read as compatible parts of said package and not in contradiction to each other, such that in the

                                                         CSXT Form 3014-Sheet 10
                                                         Rev. June 1990

event of apparent conflict in any duties here/thereunder, Lessor/Railroad shall designate which clause(s) shall survive or control any others.

21.  OTHER PROVISIONS:

     21.1 [X] None

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, in duplicate, as of the day and year first above written.

Witness(es) for Lessor:                         CSX TRANSPORTATION, INC., Lessor
                                                By: CSX Real Property, Inc.
                                                Under the Authority of Property
                                                Management Agreement and
                                                Limited Power of Attorney dated
                                                as of March 1, 1990
/s/Laura G. James
-----------------------------                   By /s/ Gary L. Massar
                                                -------------------------------
                                                Gary L. Massar, Manager
-----------------------------

Witness(es) for Lessee:                         AMERICAN MICRO-MED CORP., Lessee

                                                By/s/illegible
-----------------------------                     -----------------------------
                                                Title: President
/s/illegible
-----------------------------

/s/ Jeanne Killosky
-----------------------------

                               [GRAPHIC]FLOOR PLAN